                                                                   EXHIBIT 99(F)



                      [PETERS ELWORTHY & MOORE LETTERHEAD]
                          Salisbury House, Station Road
                            Cambridge CB1 2LA England


Our Ref: PRC/J
Date:    11 April 2000


NCT Group, Inc.
(formerly Noise Cancellation Technologies, Inc.)
1025 West Nursery Road, Suite 120
Linthicum, MD 21090-2103 USA


Dear Sirs:

We consent to the inclusion of our opinion on the financial statements of Noise Cancellation Technologies (Europe) Limited as of December 31, 1998 and for the year ended December 31, 1999, included in the Annual Report on Form 10-K.



Yours faithfully


/s/ PETERS ELWORTHY & MOORE

                                      115